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           BERKSHIRE BANK ACQUIRES BERKSHIRE FINANCIAL PLANNING, LTD

             RICHARD E. GINGRAS JOINS BANK'S WEALTH MANAGEMENT TEAM


PITTSFIELD, MA - December 1, 2004 - Berkshire Hills Bancorp, Inc. (the "Company"), (AMEX: BHL), the holding company for Berkshire Bank (the "Bank"), announced that the Bank has acquired the business of Berkshire Financial Planning, Ltd, and that its president and founder, Richard E. Gingras, CFP(R), has joined the Bank's wealth management group as a senior financial advisor. By agreement of the parties, the terms of the transaction were not announced.

In making the announcement, Thomas W. Barney, CFP, senior vice president of the Bank's Asset Management/Trust Group stated, "With the addition of Rick to the Bank's wealth management group, it becomes the only bank in Berkshire County with three Certified Financial Planners on its investment management team, providing objective and comprehensive planning, investment, and insurance services to our clients. Rick's skills, experience, and talents are now available to our current clients as he continues to serve his existing clients with the Bank's full resources. We are confident that Rick's clients will be pleased with the service they will receive and we welcome them to Berkshire Bank." The wealth management group of Berkshire Bank, including its Asset Management/Trust Group, manages over $330 million in client investments.

Gingras added, "I am excited about joining the Berkshire Bank team. I have been impressed with its focused strategies and look forward to drawing upon the Bank's resources to assist Asset Management/Trust Group clients, as well as my existing clients. We will continue to provide the same superior client service and quality products customers have come to expect from Berkshire Financial Planning. Joining the Bank will allow us to build on an already successful business by expanding our resources."

Gingras earned his B.A. in Business Administration from St. Michael's College and is a graduate of the U.S. Coast Guard Officer Candidate School. He completed his advance flight-training in airplanes and helicopters at the U.S. Navy Flight School, was designated a Coast Guard Aviator, and served two tours of duty as a Coast Guard Officer and Rescue Helicopter Pilot. He has earned the Certified Financial Planner designation from the Board of Standards, holds Series 7 and 65 securities licenses, and life insurance licenses. Gingras has used his extensive military and business background, along with his professional skills, to develop practical, cost-effective programs for managing the investment, insurance, and financial planning needs of his clients. He and his wife Judy reside in Pittsfield. The have one son Jeffrey, a freshman at Berkshire Community College.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts, with 11
branch  offices  serving   communities



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throughout  Berkshire County, and a representative  office and one branch in New
York. The bank is committed to continue operation as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as
well  as  the  assumptions  made  using  information   currently   available  to
management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties, and assumptions. These risks and uncertainties include, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q, for the quarters ended March 31, June 30, September 30, and in its annual report on Form 10-K -- each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's Internet Web site (WWW.SEC.GOV) and to which reference
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is hereby made.  Therefore,  actual future results may differ significantly from results discussed in these forward-looking statements.

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Media Contact:
Thomas W. Barney, CFP
(413) 236-3161
tbarney@berkshirebank.com